Alliance New York Municipal Income Fund, Inc.     Exhibit 77C
811-10577


77C - Matters submitted to a vote of security holders


A Joint Annual Meeting of Stockholders of Alliance New York
Municipal Income Fund, Inc. ("ANYMIF") was held on March 20, 2003. A description of each proposal and number of shares voted at the meeting are as follows:

                                  Shares Voted                Abstained
                                  For

To elect one Class Three Director
of ANYMIF for a term of three
years and until his successor is
duly elected and qualifies.

John D. Carifa                    4,094,171                  120,154

To elect three Class One
Directors of ANYMIF for a term of
one year and until his successor
is duly elected and qualifies.

Clifford L. Michel                4,096,829                  117,496

Donald J. Robinson                4,092,144                  122,181

John H. Dobkin                    4,093,494                  120,831

To elect two Class Two Directors
of ANYMIF for a term of two years
and until his successor is duly
elected and qualifies.

William H. Foulk, Jr.             4,090,194                  124,131

David H. Dievler                  4,090,871                  123,454

To elect two Class Three
Directors of ANYMIF preferred
stockholders for a term of three
years and until his or her
successor is duly elected and
qualifies.

Ruth Block                        1,526                       0

John D. Carifa                    1,526                       0


To elect three Class One
Directors of ANYMIF preferred
stockholders for a term of one
year and until his successor is
duly elected and qualifies.

Clifford L. Michel                1,526                       0

Donald J. Robinson                1,526                       0

John H. Dobkin                    1,526                       0

To elect three Class Two
Directors of ANYMIF preferred
stockholders for a term of two
years and until his successor is
duly elected and qualifies.

Dr. James M. Hester               1,526                       0

William H. Foulk, Jr.             1,526                       0

David H. Dievler                  1,526                       0